UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

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☑	Soliciting Material Pursuant to §240.14a-12
Transmeta Corporation

(Name of Registrant as Specified In Its Charter)
Novafora, Inc.

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Filed by Novafora, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Transmeta Corporation
Commission File No.:
Novafora to Acquire Transmeta
San Jose, California — November 17, 2008 — Novafora, Inc., a developer of video processors, today announced that it has entered into a definitive agreement to acquire Transmeta Corporation (NASDAQ: TMTA) for $255.6 million in cash subject to certain adjustments. Transmeta stockholders are expected to receive between $18.70 and $19.00 for each outstanding share of Transmeta’s common stock, subject to working capital and other adjustments.
“Transmeta’s innovative technology and the expertise of its employees are valuable additions to Novafora,” said Zaki Rakib, CEO of Novafora. “Adding Transmeta’s power management technology to our video processor will advance our vision of making our products applicable across the broadest range of video-oriented devices and help Novafora’s mission to fulfill the promise of the digital video revolution — the highest quality video, anywhere, on any device and at any time.”
Since its founding in 1995, Transmeta has been recognized for its innovative computing, microprocessor and semiconductor technologies, and in particular, its line of x86-compatible software-based microprocessors. In recent years the company’s business model has increasingly focused on licensing its technologies and related intellectual property.
Novafora expects to complete its acquisition of Transmeta during the first quarter of 2009 upon approval by Transmeta’s shareholders and subject to other customary closing conditions.
Novafora’s advisors in this transaction are GCA Savvian and the law firms of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Gross Kleinhendler Hodak Halevy Greenberg & Co. (GKH) and Davis Polk & Wardwell.
About Novafora
Novafora is a video processor company enabling OEMs to deliver on the promise of the digital video revolution — the highest quality video, anywhere, on any display device and at any time. Novafora was founded in 2004 by a group of successful entrepreneurs and video experts and is backed by leading venture capital firms. More information on the company can be found on its website www.novafora.com.
Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning Novafora and the proposed acquisition of Transmeta, including, among other things, the likelihood and expected time table for completing the acquisition and the potential benefits of the proposed acquisition. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially or adversely from those expressed in the forward-looking statements. These statements involve a number of risks and uncertainties including, but not limited to, the satisfaction of closing conditions to the proposed acquisition, failure of Transmeta stockholders to approve the proposed acquisition, estimates of Transmeta’s operating costs prior to closing the proposed acquisition, costs related to the proposed acquisition, Novafora’s ability to incorporate the Transmeta technology into its products, the ability of Novafora to fulfill the promise of the digital video revolution, general economic and political conditions in the U.S. and abroad, and other risks affecting Novafora’s and Transmeta’s respective businesses generally, including, with respect to Transmeta, those risks discussed in Transmeta’s most recent reports on Forms 10-K and 10-Q. Novafora does not undertake any obligation to update forward-looking statements made herein, and such forward-looking statements speak only as of the day hereof.
Additional Information and Where to Find It
In connection with the proposed transaction and required stockholder approval, Transmeta will file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement, a definitive proxy statement and other documents relevant to the proposed transaction. The definitive proxy statement will be mailed to the stockholders of Transmeta. TRANSMETA’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TREANSACTION AND TRANSMETA. Transmeta intends to mail the proxy statement to its stockholders as soon as practicable. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by Transmeta with the SEC by contacting Transmeta Investor Relations (Kristine Mozes, 781-652-8875).
Participants in Solicitation
Transmeta, and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Transmeta in connection with the proposed acquisition and related items. Information regarding the directors and executive officers of Transmeta and their ownership of Transmeta stock is set forth in Transmeta’s proxy statement for Transmeta’s 2008 annual meeting of stockholders, which was filed with the SEC on August 25, 2008. Investors and stockholders may obtain additional information regarding the interests of those participants by reading the proxy statement relating to the proposed acquisition when it becomes available. Investors and security holders will be able to obtain a copy of that proxy statement free of charge at the SEC’s web site at www.sec.gov.
Media & Business Contacts

Media Contact:	Business Contact:
John Giddings	Dushyant Desai
Mobility Public Relations	Vice President of Marketing, Novafora
650-245-2782	408-582-5300
jgiddings@mobilitypr.com	dushyant.desai@novafora.com